                                                                   EXHIBIT 10.17
                                                                   -------------

                                OPTION AGREEMENT

     This Agreement, effective as of March 10, 1995 (the "Effective Date"), is between ArQule, Inc. ("ArQule"), a Delaware corporation, and Pharmacia Biotech AB ("Pharmacia"), a Swedish corporation.

                                    RECITALS

     WHEREAS, ArQule has developed certain technology that has applications in the areas of bioseparations, synthesis of certain biomolecules, and cell culture;


     WHEREAS, Pharmacia has established itself as a leading manufacturer of products in the areas of bioseparations, synthesis of certain biomolecules, and cell culture;


     WHEREAS, Pharmacia desires to evaluate whether the ArQule technology would contribute to the development of products in these business areas and, if so, to license the ArQule technology;

     WHEREAS, ArQule desires to give Pharmacia the opportunity to evaluate the ArQule technology and to license such technology;

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

1. Definitions.
   -----------

     1.1. "ARQULE TECHNOLOGY" shall mean certain technology that is owned or controlled by ArQule as of the Effective Date, as set forth on EXHIBIT A.

     1.2. "BIOMOLECULES" shall mean amino acids, peptides, proteins, nucleic acids, (nucleotides, oligonucleotides, polynucleotides), carbohydrates (monosaccharides, oligosaccarides, polysaccharides), lipids, phospholipids, or any combination of such molecules, whether produced by natural means or by organic synthesis in solution or using solid phase technologies.

     1.3. "CHIRAL APPLICATIONS" shall mean

                                       *



     1.4. "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 5.1.1.

     1.5. "DERIVATIVES" shall mean any molecules that are chemical derivatives or analogues of Biomolecules or Natural Products.


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     1.6. "FIELD OF APPLICATIONS" shall mean



                                       *




     1.7. "FIRST DECISION PERIOD" shall have the meaning set forth in Section 2.2.1.(a).

     1.8. "IMPROVEMENT" shall mean any improvement, change, addition, upgrade, or modification to the ArQule Technology that ArQule discovers or develops in the course of research funded by Pharmacia.

     1.9. "LIBRARY APPLICATIONS" shall mean










                                          *










     1.10. "NATURAL PRODUCTS" shall mean all molecules (other than Biomolecules) that are the naturally occurring products of biosynthesis in living cells or are produced by isolated cellular components outside of living cells, whether by natural means or by organic synthesis in solution or using solid phase technologies. This definition is intended to include sub-cellular components and viral particles. Examples of Natural Products are vitamins, steroid hormones, and various cofactors.

     1.11. "NEGOTIATION PERIOD" shall mean each thirty-day period in which Pharmacia may (i) negotiate revisions to the Research and Development Agreement,
(ii) pay the appropriate option maintenance fee to retain the right to acquire a license for a Subfield, or (iii) negotiate and execute a license agreement for a Subfield.

     1.12. "OPTION PERIOD" shall have the meaning set forth in Section 2.1.

     1.13. "OPTION RIGHT" shall have the meaning set forth in Section 2.1.


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     1.14. "PRODUCTS" shall mean products that incorporate or are made through the use of any ArQule Technology or Improvements.

     1.15. "PROPRIETARY MATERIALS" shall have the meaning set forth in Section 5.2.1.

     1.16. "RESEARCH AND DEVELOPMENT AGREEMENT" shall mean a certain Research and Development Agreement between the parties, dated as of the Effective Date, which is attached to this Agreement as EXHIBIT C.

     1.17. "RESERVED FIELD" shall mean certain applications in each Subfield for which ArQule has reserved rights. The following applications are within the Reserved Field: Chiral Applications, Library Applications, and Synthesis Applications. The Reserved Field also includes all applications within the Field of Applications for internal research at ArQule for the development of products outside the Field of Applications.

     1.18. "SECOND DECISION PERIOD" shall have the meaning set forth in Section 2.2.1(b).

     1.19. "SUBFIELD I" shall mean





                                      *






     1.20. "SUBFIELD II" shall mean





                                      *






     1.21. "SUBFIELD III" shall mean





                                      *







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     1.22. "SUBFIELD IV" shall mean




                                      *




     1.23. "SYNTHESIS APPLICATIONS" shall mean


                                      *

The parties understand that from time to time during their collaboration, ArQule may elect, in its sole discretion, to grant to Pharmacia a license for certain mutually agreed Synthetic Applications under the terms of the License Agreement.


2. Grant of Option Rights.
   ----------------------

     2.1. OPTION RIGHTS. Subject to payment of the option fee set forth in
Section 3.1., ArQule hereby grants Pharmacia a first option to acquire the following rights in respect of each Subfield (the "Option Rights"):

     (i) an exclusive, worldwide, royalty-bearing license (with the right to sublicense) under the ArQule Technology and Improvements to make, have made, use, and sell Products in each of Subfields 1 through 4 (as applicable), excluding the Reserved Field; and

     (ii) a worldwide license (without the right to sublicense) to use the ArQule Technology in the Reserved Field for its own internal research for the development of Products in each of Subfields 1 through 4 (as applicable).

At the time Pharmacia exercises its Option Right for Subfield 1, Pharmacia shall have the right to include under such license for Subfield 1 the right to make, have made, use, and sell Products not in the Reserved Field that are

                                *
                                                                       At the
time Pharmacia exercises its Option Right for Subfield 3, Pharmacia shall have the right to include under such license for Subfield 3 the right to make, have made, use, and sell Products not in the Reserved Field that are

                                  *



These Option Rights shall become effective on April 1, 1995 and shall remain in effect for a period of six (6) months (the "Option Period"), subject to extension in accordance with Section 2.2 below.


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     2.2. Extension of Option Period.
          --------------------------

          2.2.1. PHARMACIA ELECTION TO EXTEND. Subject to payment or waiver of the relevant option maintenance fee in accordance with Section 3.2, Pharmacia shall have the right to extend the Option Period for the Option Right applicable to a Subfield for up to three (3) successive six-month periods, as follows:

               (a) Upon the expiration of the initial six-month Option Period, Pharmacia shall have a thirty-day period ("First Decision Period") to determine whether to extend the Option Period for Subfield I. Prior to the expiration of the First Decision Period, Pharmacia may elect to extend the Option Period for Subfield I upon written notice to ArQule. If Pharmacia elects to extend the Option Period for Subfield I, ArQule and Pharmacia may negotiate and implement appropriate revisions to the Research and Development Agreement during the thirty-day period immediately following the First Decision Period (a "Negotiation Period"), and the first six-month extension to the Option Period shall commence immediately upon the expiration of this Negotiation Period.

               (b) Upon the expiration of the First Decision Period, Pharmacia shall have a thirty-day period ("Second Decision Period") to determine whether to extend the Option Period for each of Subfields 2 through 4. Prior to the expiration of the Second Decision Period, Pharmacia may elect to extend the Option Period for each of Subfields 2 through 4 upon written notice to ArQule. If Pharmacia elects to extend the Option Period for any of Subfields 2 through 4, then Pharmacia shall have a period of thirty (30) days immediately following the Second Decision Period (a "Negotiation Period") in which to pay the appropriate option maintenance fee or to negotiate and implement appropriate revisions to the Research and Development Agreement, and the first six-month extension to the Option Period for those Subfields shall commence immediately upon the expiration of this Negotiation Period.

               (c) Prior to the expiration of any six-month extension for each of Subfields 1 through 4, Pharmacia may extend the Option Period for the relevant Subfield upon written notice to ArQule. If Pharmacia elects to extend the Option Period for any such Subfield, then Pharmacia shall have a period of thirty (30) days immediately following the expiration of such six-month extension (a "Negotiation Period") in which to pay the appropriate option maintenance fee or to negotiate and implement appropriate revisions to the Research and Development Agreement, and the next six-month extension to the Option Period for that Subfield or Subfields shall commence immediately upon the expiration of this Negotiation Period.

               (d) If Pharmacia has not exercised its Option Right for a Subfield (as described in Section 2.3), and if Pharmacia (i) fails to notify ArQule within the prescribed time periods that Pharmacia intends to extend the Option Period for that Subfield or (ii) fails to make any required payments within the prescribed time period, then the Option Right for such Subfield shall lapse upon the expiration of the applicable Option Period and the provisions of
Section 2.4 shall apply.

          2.2.2. AUTOMATIC EXTENSION. The Option Period for every Subfield shall be automatically extended during the First Decision Period. The Option Period for Subfields 2



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through 4 shall be automatically extended during the Second Decision Period. In addition, the Option Period for each Subfield shall be automatically extended during any Negotiation Period applicable to that Subfield.

          2.3. EXERCISE OF OPTION. Pharmacia may exercise its Option Rights upon written notice to ArQule received at any time during the First Decision Period (for Subfield 1), Second Decision Period (for any of Subfields 2 through 4), or any six-month extension to an Option Period (for the relevant Subfield). If Pharmacia elects to exercise its Option Right with respect to a Subfield, the parties agree to negotiate in good faith a license agreement during the thirty-day period immediately following the date of notification (a "Negotiation Period"). The license agreement shall contain commercially reasonable terms, including the terms set forth on EXHIBIT B. If the parties fail to negotiate and execute the license agreement within the Negotiation Period, then after a period of sixty (60) days ArQule shall be free to license the ArQule Technology in the relevant Subfield to any third party on any terms.

          2.4. EFFECT OF LAPSE.

          2.4.1. LOSS OF RIGHTS. Upon the lapse of an Option Right for any Subfield (as set forth in Section 2.2.1.(d)), Pharmacia shall have no further right to acquire or maintain any license rights under the ArQule Technology or Improvements to make, have made, use, or sell Products in such Subfield.

          2.4.2. NON-COMPETITION. If the Option Right for a particular Subfield lapses for any reason, then ArQule shall be bound by a covenant not to manufacture, sell, or license a competitive product in such Subfield for a period of six (6) months from the date upon which such Option Right lapsed.

          2.4.3. OWNERSHIP OF INTELLECTUAL PROPERTY. Pharmacia acknowledges and agrees that ArQule retains ownership of the ArQule Technology and that ArQule shall own all rights in any Improvements. Pharmacia further acknowledges and agrees that no license or conveyance of the ArQule Technology or Improvements is granted or implied under this Agreement. Any license of ArQule Technology or Improvements shall be expressly granted in a written agreement in accordance with the procedures set forth in Section 2.3.

          2.5. FLOW CHART. Set forth on EXHIBIT D is a graphical presentation of the time periods and events described in this Article 2. In the event of any conflict or ambiguity between EXHIBIT D and the text of this Article 2, the textual provisions shall govern.

3. PAYMENTS FOR OPTION RIGHTS.

          3.1. OPTION FEE. In consideration of the Option Rights granted under
Section 2.1, Pharmacia shall pay to ArQule an option fee in the amount of
     * in immediately available funds within thirty (30) days after the Effective Date.

          3.2. MAINTENANCE FEES. In consideration of each six-month extension to the Option Period for a particular Option Right, Pharmacia shall pay to ArQule option maintenance fees in the


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following amounts in immediately available funds on or before the expiration
date of the relevant Negotiation Period: Subfield 1 -     *     ; Subfield 2 -
   * ; Subfield 3 - * ; Subfield 4 - * . ArQule agrees to waive such maintenance fee for a particular Subfield if Pharmacia agrees to pay ArQule at least * to conduct research for that Subfield under the Research and Development Agreement.

4. RESEARCH AND DEVELOPMENT.

     ArQule and Pharmacia have entered into a separate Research and Development Agreement, attached on EXHIBIT C, under which ArQule agrees to conduct certain research into applications of the ArQule Technology and Improvements in Subfield I in exchange for payment of research and development fees by Pharmacia. The parties intend to amend the Project Plan attached to the Research and Development Agreement from time to time in order to add other Subfields to the research program or to revise an ongoing research program.

5. CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS.

         5.1. CONFIDENTIAL INFORMATION.

          5.1.1. DEFINITION OF CONFIDENTIAL INFORMATION. Confidential Information shall mean any technical or business information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement or the Research and Development Agreement and specifically designated as confidential. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

          5.1.2. DESIGNATION OF CONFIDENTIAL INFORMATION. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status. Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

          5.1.3. OBLIGATIONS. The Receiving Party agrees that it shall:

               (a) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

               (b) use all Confidential Information solely for the purposes set forth in this Agreement; and



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               (c) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

          5.1.4. EXCEPTIONS. The obligations of the Receiving Party under
Section 5.1.2. above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

               (a) was in the public domain prior to the time of its disclosure under this Agreement;

               (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

               (c) was independently developed or discovered by the Receiving Party without use of the Confidential Information;

               (d) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or

               (e) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

     5.2. PROPRIETARY MATERIALS.

          5.2.1. DEFINITION OF PROPRIETARY MATERIALS. "Proprietary Materials" shall mean any tangible chemical, biological, or physical research materials that are furnished by one party (the "Transferring Party") to the other party (the "Receiving Party") in connection with this Agreement or the Research and Development Agreement regardless of whether such materials are specifically designated as proprietary to the Transferring Party. The Transferring Party shall furnish such Proprietary Materials to the Receiving Party in a mutually acceptable form, including appropriate labelling and packaging.

          5.2.2. LIMITED USE. The Receiving Party shall use Proprietary Materials solely for the purposes set forth in this Agreement and the Research and Development Agreement. The Receiving Party shall use the Proprietary Materials only in compliance with all applicable governmental laws and regulations, and not for any IN VIVO experiments on human subjects.




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          5.2.3. LIMITED DISPOSITION. The Receiving Party shall not transfer or distribute any Proprietary Materials to any third party without the prior written consent of the Transferring Party.

     5.3. RETURN OF CONFIDENTIAL INFORMATION AND PROPRIETARY MATERIALS. Upon the termination of this Agreement, at the request of the Disclosing Party the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel solely for the purpose of monitoring its obligations under this Agreement. Upon the termination of this Agreement, the Receiving Party shall at the instruction of the Transferring Party either destroy or return any unused Proprietary Materials.

     5.4. SURVIVAL OF OBLIGATIONS. The obligations set forth in this Article 5 shall remain in effect for a period of five (5) years after termination of this Agreement, except that the obligations of the Receiving Party to return Confidential Information to the Disclosing Party and to return or destroy Proprietary Materials received from the Transferring Party shall survive until fulfilled.

6. TERMINATION.

     This Agreement shall commence on the Effective Date and shall terminate on the date upon which the all Option Rights have either lapsed or been exercised as provided in this Agreement. The following provisions shall survive termination of this Agreement: Articles 1 and 5; Sections 2.3, 7.1, and 7.2.

7. MISCELLANEOUS.

     7.1. GOVERNING LAW. The License Agreement shall be governed by and construed in accordance with the laws of the State of New York irrespective of any conflicts of law principles.

     7.2. DISPUTE RESOLUTION. Any disputes between the parties that arise under or relate to this Agreement shall be resolved in accordance with the following procedures. The parties shall first attempt in good faith to resolve the matter among themselves. If the matter remains unresolved after a period of thirty (30) days, the dispute shall be referred to a member of senior management from each party. If the matter remains unresolved after an additional thirty-day period, the dispute shall be finally settled by binding arbitration in London, England under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. In case of a dispute which cannot be resolved by good faith negotiations, ArQule shall also have the right to apply with a court of competent jurisdiction to enjoin Pharmacia from further use of the ArQule Technology and Improvements. Notwithstanding any of the foregoing, Pharmacia does not waive any right to contest such application and to argue that the requisite criteria that would allow the court to issue an injunction do not exist.

     7.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.



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     7.4. HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

     7.5. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

     7.6. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party, except that ArQule may assign this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

     7.7. NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Pharmacia:                        If to ArQule:

Pharmacia Biotech AB                    ArQule, Inc.
S-751 82 Uppsala                        200 Boston Avenue, Suite 3600
Sweden                                  Medford, Massachusetts  02155
Attention: Johan von Heijne             Attention: President

Tel: 46 1816 5700                       Tel: (617) 395-4100
Fax: 46 1816 6409                       Fax: (617) 395-1225





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With a copy to:                         With a copy to:

Ulf Lundberg                            Palmer & Dodge
General Counsel                         One Beacon Street
Pharmacia Biotech AB                    Boston, Massachusetts  02108
S-751 82 Uppsala                        USA
Sweden                                  Attention:  Michael Lytton, Esq.

Tel: 46 1816 3000                       Tel: (617) 573-0327
Fax: 46 1816 6301                       Fax: (617) 227-4420

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section.

     7.8. AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     7.9. SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

     7.10. ENTIRE AGREEMENT. Except for the Research and Development Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

ARQULE, INC.                                 PHARMACIA BIOTECH AB

By: /s/                                      By: /s/
   -------------------------------------        -------------------------------
   Seth L. Harrison                             Arne Forsell
   President and Chief Executive Officer        President

                                             By: /s/
                                                -------------------------------
                                                  Bengt Belfrage

                                                  Executive Vice President

                                   EXHIBIT A

                               ARQULE TECHNOLOGY*
                               -----------------



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



                                    EXHIBIT B

                       CERTAIN TERMS OF LICENSE AGREEMENT
                       ----------------------------------

1.   Payments.

     Under the License Agreement, Pharmacia shall pay to ArQule,

     (a)  License fee payments for each Subfield in the following amounts:
          Subfield 1 -     *     Subfield 2 -   *    ; Subfield 3 -     *
          and Subfield 4 -     *     with such payments due and payable within
          immediately available funds.

     (b)  Running royalties of  *   percent   *   payable on a quarterly basis
          and based on Pharmacia's net sales in arm's length transactions (to be defined in the License Agreement) of Products. If a Product is sold in combination with, or as a component of, other products not incorporating the ArQule Technology or Improvements, net sales for purposes of determining royalties shall be calculated by multiplying the net sales from the combined product by the fractions A/B, where A is the most recently available average sales price of the product incorporating such ArQule Technology or Improvements sold separately, and B is the most recently available average sales price of the combined product. If a Product is not sold separately, the net sales for purposes of calculating royalties shall be reasonably determined by agreement of ArQule and Pharmacia prior to the sale of such combined product. The parties further agree that the royalty on

                                         *

                                  Further, the parties agree that from time
          to time during the course of the collaboration, applications may be developed with a truly unusual level of benefit in the Field of Applications ("Innovative Result(s)"). A collaboration steering committee formed by the two parties must in good faith determine unanimously that the result is an Innovative Result. In these cases, both parties will enter into good faith negotiations to determine the appropriate royalty level prior to a Product launch incorporating the Innovative Result. During such negotiations, both parties shall take into account all factors associated with the development of the Innovative Result, provided that in no case shall the royalty
          negotiated for such Innovative Result be less than  *   percent   *
          As a guideline, the following example is offered of a result of the collaboration which would not likely be an Innovative Result:
               * Also, the following example is offered of a result of the collaboration which could be an Innovative Result:
                                        *


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

     (c) Minimum royalties payable in equal quarterly increments based upon the annual amounts set forth below for Subfields 1 through 4. For a Subfield, the first quarterly minimum royalty payment shall be due on or before March 31 of the third calendar year commencing after the end of the calendar year in which the License Agreement applicable to such Subfield has been executed and the "R&D Fee" is no longer being paid by Pharmacia for such Subfield.

                                                 Year
                                                 ----

                                1           2          3         4+
                               ---         ---        ---       ---

           Subfield 1                          *
           Subfield 2                          *
           Subfield 3                          *
           Subfield 4                          *

     (d) Milestone payments related to the level of Pharmacia's sales of Products shall be payable upon reaching a sales level of

          (i)
                                         *


          (ii)
                                         *


          (iii)
                                         *



2.   Accounting and Payment.

     Pharmacia shall account for and pay all of the royalties having accrued within thirty (30) days of each calendar quarter during the term of the License Agreement; milestone payments shall be paid within thirty (30) days of the end of each calendar year.

3.   Transfer of Know-How.

     The License Agreement shall provide for a mechanism for the transfer of know-how between the parties.


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



4.   Improvements.

     ArQule shall own all improvements made by either party to the ArQule Technology and Pharmacia shall own all improvements made by either party to Pharmacia's background technology. Pharmacia shall have the exclusive right to exploit such improvements within the Subfields for which it has acquired a License. ArQule shall be permitted to exploit on a non-exclusive basis improvements to Pharmacia's background technology, including for the development of and incorporation into systems and other assets which ArQule may use for the development of internal programs and service businesses outside the Subfields for which Pharmacia has acquired a License. In the event that improvements to Pharmacia's background technology are physically incorporated into a product by ArQule, then ArQule and Pharmacia shall negotiate in good faith a royalty to be paid to Pharmacia on ArQule's net sales of such product. Further, Pharmacia shall, subject to reciprocity, grant to ArQule the right to grant non-exclusive rights to ArQule's other licensees to use improvements to Pharmacia's background technology.

5.   Term and Termination.

     The term of the License Agreement shall be until the later of (i) ten years after the first commercial sale of a product incorporating or produced through use of a patented ArQule Technology or Improvements or (ii) for the life of the patents on ArQule Technology or Improvements which may issue from the patent applications now filed or hereafter to be filed, subject to earlier termination in the event of breach and other customary events.

6.   Law and Disputes

     The License Agreement shall be governed and construed in accordance with the laws of the State of New York and disputes, if any, shall be first attempted to be settled by members of management of each party and in the event that such approach is not successful, shall be finally settled by arbitration in London, England under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. In case of a dispute which cannot be resolved by good faith negotiations, ArQule shall also have the right to apply with a court of competent jurisdiction to enjoin Pharmacia from further use of the ArQule Technology and Improvements. Notwithstanding any of the foregoing, Pharmacia does not waive any right to contest such application and to argue that the requisite criteria that would allow the court to issue an injunction do not exist.

                                    EXHIBIT C

                       RESEARCH AND DEVELOPMENT AGREEMENT
                       ----------------------------------

         See Exhibit 10.16 of the Registrant's Registration Statement.

                                  EXHIBIT D

                                  FLOW CHART
                                  ----------



                      * Confidential treatment has been
                        requested for marked portions

                                                              February 13, 1996

BY FACSIMILE - 011-46 18 166301
-------------------------------

Mr. Ulf Lundberg
General Counsel
Pharmacia Biotech AB
Bjorkgatan 30

D-751 82 Uppsala, Sweden

         Re:      Amendment to Option Agreement and Research Agreement
                  ----------------------------------------------------

Dear Mr. Lundberg:

     Reference is hereby made to the Option Agreement (the "Option Agreement") and the Research and Development Agreement (the "Research Agreement"), both effective as of March 10, 1995, by and between ArQule, Inc. ("ArQule") and Pharmacia Biotech AB ("Pharmacia"). In consideration of the mutual covenants and agreements hereinafter set forth and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned hereby acknowledge and agree as follows:

I. In accordance with Section 2.2.1 of the Option Agreement, Pharmacia hereby confirms to ArQule (i) that it has elected not to extend the Option Period for its Option Right for Subfields II, III and IV (as such capitalized terms are defined in the Option Agreement) in accordance with Section 2.2.1(b) of the Option Agreement and (ii) that it has elected to extend the Option Period for its Option Rights for Subfield I through August 15, 1996 in accordance with
Section 2.2.1(a) of the Option Agreement.

     1. The Project Plan is hereby amended by replacing the initial Research Project (as such capitalized terms are defined in the Research Agreement) entitled "Research Plan for Ligand Design Project" attached as Enclosure 3 to the Research Agreement with the Research Project entitled "Research Plan for the Second Ligand Design Project", a copy of which is attached hereto (as so amended, the "Amended Research Project"), for the period commencing on February 15, 1996 and continuing until August 15, 1996. The parties agree that the Amended Research Project has been approved by the Research Committee, as required under Section 2.2 of the Research Agreement.

Pharmacia biotech
February 13, 1996
Page 2

     2. In consideration of the research to be conducted by ArQule as provided in the Amended Research Project, Pharmacia hereby agrees to pay ArQule
    *     payable on or before March 12, 1996.

     Except as otherwise expressly amended by this letter agreement, each of the terms, conditions and provisions of the Option Agreement and the Research Agreement shall remain in full force and effect. This letter agreement may be signed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

                                           Very truly yours,

                                           ARQULE, INC.

                                           By:/s/
                                              --------------------------------
                                                 Eric B. Gordon
                                                 President and
                                                 Chief Executive Officer

Agreed to and Accepted
this 19th day of February, 1996

PHARMACIA BIOTECH AB

By: /s/ Ulf Lundberg
   ------------------------------


                      * Confidential treatment has been
                        requested for marked portions

Dr. Joseph C. Hogan, PhD
CEO, Senior VP Research and Development
ArQule Inc.
200 Boston Avenue
Suite 3600
Medford, MA 02155
USA


August 15, 1996


Dear Dr. Hogan,

This letter confirms that Pharmacia Biotech AB elects to extend its option Period for Subfield I by entering into a Subsequent Research Period for 6 months, in accordance with the Option Agreement and the Research & Development Agreement between ArQule Inc. and Pharmacia Biotech AB, dated March 10, 1995, respectively.

With reference to our discussion in Boston, August 26 in Uppsala, we suggest that we amend the Research Plan, to provide for a description of the new research project including overall goals, priorities, time schedules, a description of the necessary resources that each party will commit to the new project. Furthermore, we feel that the initial Research Plan could serve as a good frame work for the new plan.


Best Regards.

PHARMACIA BIOTECH AB
Research & Development

Ingvar Wiberger
Executive Vice President

Copy to:          Arne Forsell                  Michael Lytton
                  Pharmacia Biotech AB          Palmer & Dodge
                                                One Beacon Street
                  Johan von Heijne              Boston Massachusetts
                  Pharmacia Biotech AB          USA
                                                Fax: (617) 227-4420